EXHIBIT 99.1


For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655


                 AMERICAN BILTRITE REPORTS FIRST QUARTER RESULTS

      WELLESLEY HILLS, MA, MAY 9, 2007 - American Biltrite Inc. (AMEX:ABL) reported today its results for the first quarter of 2007. Net sales for the three months ended March 31, 2007 were $100.0 million, compared with $111.7 million in the first quarter of 2006. The net loss for the three months ended March 31, 2007 was $741 thousand or $0.22 per share (basic and diluted) compared with net income of $486 thousand or $0.14 per share (basic and diluted) in the first quarter of 2006.

      Roger S. Marcus, Chairman of the Board, commented "Sales in the first quarter of 2007 were below year earlier levels for several reasons. The largest contributing factor was a $6.7 million decrease in Congoleum's flooring sales to the manufactured housing industry, which had experienced strong demand in the first quarter of 2006 following the severe 2005 hurricane season. In addition, the current weakness in the housing industry has reduced demand for products used in both new construction and remodel applications, markets served by our flooring, tape, and Canadian businesses. Sales in our jewelry business continue to be impacted by the department store consolidations that took place in mid-2006."

      Mr. Marcus continued, "In response to these market conditions, we have taken steps across all our operations to reduce costs and improve efficiency. These actions helped mitigate the loss caused by the first quarter sales decline and are expected to benefit our results during the remainder of 2007."

Warning regarding forward looking statements

The above news release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These forward-looking statements are based on American Biltrite's expectations, as of the date of this release, of future events. American Biltrite undertakes no obligation to update any of these forward looking statements. Although American Biltrite believes that its expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and experience, there can be no assurance that actual results will not differ materially from expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) the future cost and timing of estimated asbestos liabilities and payments; (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims, including insurance coverage and reimbursement for asbestos claimants under any Congoleum plan of reorganization, which certain insurers have objected to in bankruptcy court and are litigating in New Jersey state court; (iii) the costs relating to the execution and implementation of any Congoleum plan of reorganization; (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge; (v) satisfaction of the conditions and obligations under the Company's and Congoleum's outstanding debt instruments, and amendment or waiver of those outstanding debt instruments, as necessary, to permit Congoleum and the Company to satisfy their obligations under Congoleum's plan of reorganization and to make certain financial covenants in those debt instruments less restrictive; (vi) the extent to which American Biltrite's equity interest in Congoleum is diluted or otherwise reduced in connection with any plan of reorganization; (vii) the response from time-to-time of the Company's and Congoleum's lenders, customers, suppliers, holders of Congoleum's Senior Notes and other creditors and constituencies to the Chapter 11 process and related developments arising from the strategy to resolve asbestos liability; (viii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms; (ix) timely obtaining sufficient creditor and court approval (including the results of any relevant appeals) of any reorganization plan and the court overruling any objections to that reorganization plan that may be filed; (x) developments in, costs associated with and the outcome of insurance coverage litigation pending in New Jersey state court involving Congoleum and certain insurers; (xi) the extent to which Congoleum is able to obtain reimbursement for costs it incurs in connection with the insurance coverage litigation pending in New Jersey state court; (xii) compliance with the United States Bankruptcy Code, including section 524(g); (xiii) the impact any adopted federal legislation addressing asbestos personal injury claims may have on the Company's or Congoleum's businesses, results of operations or financial conditions; (xiv) the future cost and timing of payments associated with and availability of insurance coverage for environmental and non-asbestos related product and general liability claims; (xv) increases in raw material prices;
(xvi) increased competitive activity from competitors, some of which have greater resources and broader distribution channels; (xvii) unfavorable developments in various markets for the Company's or its subsidiaries' products or in the national economy in general, (xviii) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of the Company's or its subsidiaries' facilities or distributors; (xix) the incurrence of product warranty costs; and (xx) changes in customers for the Company's or its subsidiaries' products. In addition, in view of American Biltrite's relationships with Congoleum, American Biltrite will be affected by Congoleum's negotiations regarding, and its pursuit of, a plan of reorganization, and there can be no assurance as to what that impact, positive or negative, might be. In any event, the failure of Congoleum to obtain
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confirmation and consummation of a plan of reorganization would have a material adverse effect on Congoleum's business, results of operations or financial condition and could have a material adverse effect on American Biltrite's business, results of operations or financial condition. Actual results could differ significantly as a result of these and other factors discussed in American Biltrite's Annual Report on Form 10-K for the year ended December 31, 2006 and its subsequent filings with the Securities and Exchange Commission.

                             AMERICAN BILTRITE INC.

                RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2007
                    AND 2006 ($000, except per share amounts)

                                                Three Months Ended
                                                     March 31,
                                               2007              2006
                                            -----------      -----------
                                                    (Unaudited)

Net sales                                   $   100,031      $   111,721

Cost of products sold                            74,195           83,364
Selling, general & administrative
   expenses                                      23,254           24,390
                                            -----------      -----------

   Income from operations                         2,582            3,967

Interest & other expense, net                     3,440            3,156
(Benefit from) provision for income taxes          (122)             247
Noncontrolling interests                             (5)             (16)
                                            -----------      -----------

(Loss) income from continuing operations           (741)             548
Discontinued operation                               --              (62)
                                            -----------      -----------

   Net (loss) income                        $      (741)     $       486
                                            ===========      ===========

Basic (loss) earnings per share:
   (Loss) income per common share from
     continuing operations                  $     (0.22)     $      0.16
   Discontinued operation                            --            (0.02)
                                            -----------      -----------

   Net (loss) earnings per share            $     (0.22)     $      0.14
                                            ===========      ===========

Diluted (loss) earnings per share:
   (Loss) income per common share from
     continuing operations                  $     (0.22)     $      0.16
   Discontinued operation                            --            (0.02)
                                            -----------      -----------

   Net (loss) earnings per share            $     (0.22)     $      0.14
                                            ===========      ===========

Weighted average number of common and
   equivalent shares outstanding
     Basic                                    3,441,551        3,441,551
     Diluted                                  3,441,551        3,468,537

                             AMERICAN BILTRITE INC.

           RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                                   BY SEGMENT
                                     ($000)

                                                    Three Months Ended
                                                         March 31,
                                                     2007         2006
                                                  ---------    ---------
                                                       (Unaudited)
      Revenues from external customers

         Flooring products                        $  49,315    $  57,237
         Tape products                               24,118       26,123
         Jewelry                                     13,590       15,084
         Canadian division                           13,008       13,277
                                                  ---------    ---------

         Total revenues from external customers   $ 100,031    $ 111,721
                                                  =========    =========


      Segment (loss) profit before taxes

         Flooring products                        $    (351)   $     262
         Tape products                                 (421)         151
         Jewelry                                       (238)         171
         Canadian division                               87          260
         Corporate items                                 65          (33)
                                                  ---------    ---------

         Total (loss) profit                      $    (858)   $     811
                                                  =========    =========